UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 16, 2026

Date of report (Date of earliest event reported)

IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive	902 Broadway, Floor 20
Mississauga, Ontario, Canada L5K 1B1	New York, New York, USA 10010
(905) 403-6457	(212) 821-0142

(Address of principal executive offices, zip code, telephone numbers)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	IMAX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on March 30, 2026, Richard Gelfond, the Chief Executive Officer of IMAX Corporation (the “Company”), is on a temporary medical leave of absence. On April 16, 2026, the Company’s board of directors (the “Board”) appointed Robert D. Lister, the Company’s Chief Legal Officer and Senior Executive Vice President, to serve as the Company’s interim principal executive officer (“PEO”) in addition to his current duties until May 1, 2026, following which Mr. Gelfond will resume the role of PEO. Mr. Lister will not receive any additional compensation in connection with his temporary interim appointment.

Biographical and other information for Mr. Lister are set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2025 and are incorporated herein by reference. Mr. Lister is not a party to any arrangement or understanding pursuant to which he was appointed as interim PEO, or to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company has not entered into, amended or modified any plan, contract, arrangement, grant or award in connection with the interim appointment of Mr. Lister. There are no family relationships between Mr. Lister and any of the Company’s other directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date: April 17, 2026	By:	/s/ Natasha Fernandes
	Name:	Natasha Fernandes
	Title:	Chief Financial Officer and Executive Vice President

	By:	/s/ Kenneth I. Weissman
	Name:	Kenneth I. Weissman
	Title:	Deputy General Counsel & Corporate Secretary

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